UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 13, 2021

COTERRA ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Memorial City Plaza 840 Gessner Road, Suite 1400 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	CTRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2021, the Compensation Committee of the Board of Directors of Coterra Energy Inc. (“Coterra”) approved, among other things, certain share-based awards pursuant to the Amended and Restated 2019 Equity Incentive Plan of Cimarex Energy Co. (“Cimarex”), which Coterra assumed following the completion of the merger involving Coterra and Cimarex (the “Merger”) on October 1, 2021. As contemplated by the merger agreement relating to the Merger (the “Merger Agreement”), these share-based awards were made to various legacy employees of Cimarex, including Thomas E. Jorden, who now serves as Coterra’s Chief Executive Officer and President. The timing for these awards was in accordance with the Merger Agreement and consistent with Cimarex’s historical practice of granting annual incentive awards in December of each year. The award to Mr. Jorden reflects 488,759 underlying shares of Coterra common stock and a grant date fair value of $10 million, which is consistent with the letter agreement entered into between Coterra and Mr. Jorden on May 23, 2021 (in accordance with and concurrently with the execution of the Merger Agreement). Mr. Jorden’s award is scheduled to vest in its entirety on December 1, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTERRA ENERGY INC.

	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President—General Counsel

Date: December 16, 2021